Exhibit 10.2

Dated 4 August 2024

LOAN AGREEMENT

BETWEEN

(1) ORCA MIDCO LIMITED

(2) INVESTCORP EUROPE ACQUISITION CORP I

THIS LOAN AGREEMENT is dated 4 August 2024 and made between:

(1)

ORCA MIDCO LIMITED, a private limited company incorporated under the laws of England and Wales with company number 14669678, having its registered office at 46 Croftdown Road, Harborne, Birmingham, West Midlands, England, B17 8RD (the “Lender”); and

(2)

INVESTCORP EUROPE ACQUISITION CORP I, a Cayman Islands exempted company incorporated with limited liability, with registered number 373300 and whose registered office is at Paget-Brown Financial Services Limited, Century Yard, Cricket Square, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands (the “Borrower”).

WHEREAS the Lender has agreed to provide the Loan (as defined below) to the Borrower on and subject to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

In this Agreement:

“Affiliate” has the meaning given to it in the BCA;

“Agreement” means this Loan Agreement, by and between the Lender and the Borrower;

“BCA” means that certain Business Combination Agreement, by and among the Lender, the Borrower and the other parties thereto, dated April 25, 2023, as amended, modified or supplemented from time to time;

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York, London, England, or George Town, Cayman Islands are authorized to close for business;

“Loan” means the loan made under this Agreement, or if the context requires, the principal amount outstanding for the time being of that loan;

“Party” means a party to this Agreement;

“Repayment Date” means the fifth anniversary of the date hereof; and

“USD” and “US Dollars” denote the lawful currency of the United States of America.

2.	THE LOAN

On the date of this Agreement, the Lender advanced a Loan to the Borrower in the principal amount of USD 1,195,642.84 on the terms and subject to the conditions of this Agreement.

3.	INTEREST

3.1	The Borrower shall pay interest on the Loan at a rate of 8% per annum.

3.2

Until such time as the Loan is repaid, interest shall (a) accrue on the Loan daily from the date of this Agreement and (b) compound annually on 31 December of each year and be added to the unpaid principal amount of the Loan. Interest shall be calculated on the basis of the actual number of days elapsed in the relevant period and a 365 day year.

3.3

If the Borrower fails to make any payment due under this Agreement on the due date for payment, interest on the unpaid amount shall accrue daily, from the date of non-payment of the date of actual payment at the rate specified in Clause 3.1 above. Any interest accruing under this Clause 3.3 shall be immediately payable by the relevant Borrower on demand by the Lender.

4.	REPAYMENT, PREPAYMENT AND CANCELLATION

4.1	The unpaid principal amount of the Loan, together with all accrued and unpaid interest, will be repayable by the Borrower to the Lender on the Repayment Date.

4.2	The Borrower may, on 2 Business Days’ (or such shorter period as the Lender may agree) prior written notice to the Lender, prepay the Loan in whole or in part.

4.3

Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that the unpaid principal amount of the Loan, together with all accrued and unpaid interest, shall be deducted from any Termination Amount (as defined in the BCA) payable to the Borrower pursuant to the BCA, which deduction shall satisfy and discharge in full all of the Borrower’s obligations under this Agreement.

5.	ASSIGNMENT AND AMENDMENTS

5.1	The Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

5.2	The Lender may assign any of its rights or transfer any of its rights or obligations under this Agreement to an Affiliate of the Lender.

5.3	No amendment of this Agreement shall be effective unless it is in writing and signed by, or on behalf of, each Party.

6.	MISCELLANEOUS

6.1	All payments to be made under this Agreement will be made in USD in immediately available funds.

6.2	All payments to be made by the Borrower under this Agreement shall be calculated and be made without (and free and clear of any deduction for) withholding, set-off or counterclaim.

6.3

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

6.4	A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

6.5	This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Agreement.

6.6

No failure to exercise, nor any delay in exercising, on the part of the Lender or the Borrower, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

6.7

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

7.	GOVERNING LAW AND JURISDICTION

7.1	This Agreement, and any non-contractual obligations arising out of or in connection with it, is governed by English law.

7.2

The courts of England have exclusive jurisdiction to settle any dispute, whether contractual or non-contractual, arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

7.3	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SIGNATORIES

INVESTCORP EUROPE ACQUISITION CORP I

By:	/s/ Baroness Ruby McGregor-Smith
Name: Baroness Ruby McGregor-Smith
Title: Chief Executive Officer

ORCA MIDCO LIMITED

By:	/s/ Roberta Vezzoli
Name: Roberta Vezzoli
Title: Director

Signature page to Loan Agreement (Orca Midco-SPAC)